UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2021

PLAYTIKA HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39896	81-3634591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Playtika Ltd.

HaChoshlim St 8

Herzliya Pituarch, Israel 4672408

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972-73-316-3251

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class So Registered	Trading Symbol	Name of Each Exchange on which Registered
Common stock, par value $0.01 per share	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Incremental Assumption Agreement No. 2

On January 15, 2021, Playtika Holding Corp. (the “Company”) entered into that certain Incremental Assumption Agreement No. 2 (the “Assumption Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, the lenders party thereto and the other parties thereto, which provides additional revolving credit facility commitments under the Company’s existing Credit Agreement, dated as of December 10, 2019, as amended, in an aggregate principal amount equal to $200.0 million.

The foregoing description of the Assumption Agreement is not complete and is subject to and qualified in its entirety by the terms of the Assumption Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Amendment No. 1 to Equity Plan Stockholders Agreement

On January 20, 2021, the Company entered into that certain Amendment No. 1 to Equity Plan Stockholders Agreement (the “Amendment”), with certain security holders of the Company (the “Employee Stockholders”), certain entities affiliated with Yuzhu Shi, and certain entities affiliated with Chau On (the “Chau Entities”), which amends the existing Equity Plan Stockholders Agreement, dated June 26, 2020 (the “Stockholders Agreement”), to, among other things, (i) grant nontransferable “piggyback” registration rights to the Chau Entities with respect to any shares of common stock of the Company to be held by the Chau Entities on substantially similar terms to those granted to the Employee Stockholders under the Stockholders Agreement, and (ii) extend the irrevocable proxy granted to Giant Network Group Co., Ltd. with respect to the shares of common stock of the Company held by the Employee Stockholders on substantially similar terms until the first date on which Giant Network Group Co., Ltd. and its affiliates collectively cease to beneficially own shares representing more than forty percent (40%) of the combined voting power of the issued and outstanding shares of common stock of the Company.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by the terms of the Amendment filed as Exhibit 4.1 to this Current Report on Form 8-K, and the terms of the Stockholders Agreement, which was filed as Exhibit 4.2 to the Company’s registration statement on Form S-1 (File No. 333-251484), as amended (the “Registration Statement”), each of which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2021, the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective. The Certificate of Incorporation and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Certificate of Incorporation and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.2 and 3.4, respectively, to the Registration Statement.

Item 8.01	Other Events.

On January 20, 2021, the Company completed its initial public offering of 79,925,000 shares of its common stock at a price to the public of $27.00 per share, 18,518,500 of which were sold by the Company and 61,406,500 of which were sold by Playtika UK Holding II Limited (“Playtika UK Holding”), which includes the exercise in full by the underwriters of their option to purchase an additional 10,425,000 shares of common stock from Playtika UK Holding. The net proceeds to the Company from the initial public offering were approximately $469.3 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of common stock in the offering by Playtika UK Holding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Playtika Holding Corp.

3.2	Amended and Restated Bylaws of Playtika Holding Corp.

4.1	Amendment No. 1 to Equity Plan Stockholders Agreement, dated January 20, 2021, among Playtika Holding Corp., certain of its stockholders and affiliated parties thereto.

10.1	Incremental Assumption Agreement No. 2, dated as of January 14, 2021, among Playtika Holding Corp., the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other parties thereto.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYTIKA HOLDING CORP.

Date: January 20, 2021	By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer